Exhibit 5.3

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts.com	AUSTIN DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
May 22, 2006
Noble Corporation
Noble Drilling Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Ladies and Gentlemen:
          We have acted as counsel to Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), and Noble Drilling Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Noble Drilling” and, together with the Company, the “Noble Parties”, and each a “Noble Party”), in connection with the Registration Statement on Form S-3 (No. 333-131885) (as the same may be amended from time to time, the “Registration Statement”) filed by the Company and Noble Drilling with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to certain securities of the Company, including debt securities (the “Debt Securities”), and guarantee of Noble Drilling of the Debt Securities (the “Guarantee” and, together with the Debt Securities, the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.
          The opinion set forth herein relates only to the Guarantee. Maples and Calder, Cayman Islands counsel to the Company, and we have previously delivered opinions relating to the other securities registered pursuant to the Registration Statement. The opinion letter of Maples and Calder is filed as Exhibit 5.2 to the Registration Statement. Our previous opinion letter is filed as Exhibit 5.1 to the Registration Statement.
          Each series of Debt Securities and any Guarantee thereof may be issued pursuant to an indenture to be entered into between the Company, as issuer, and JPMorgan Chase Bank, as trustee (the “Indenture”), as such indenture will be supplemented in connection with the issuance of each such series and any related Guarantee thereof by a supplemental indenture to be entered into among the Company, Noble Drilling (if a Guarantee of such series is to be issued) and the trustee thereunder, and an officers’ certificate or other writings thereunder establishing the form and terms of such series and any related Guarantee.
          In our capacity as your counsel in the connection referred to above, we have examined Noble Drilling’s Restated Certificate of Incorporation and Bylaws, each as amended to date, the Registration Statement and the form of Indenture (as filed as an exhibit to the Registration Statement). We have also examined originals, or copies certified or otherwise identified, of such corporate records, agreements, documents and other instruments and have

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made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to such opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company. In connection with such opinion, we have assumed that:
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
     (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
     (d) the Board of Directors of the applicable Noble Party, or, to the extent permitted by law of the applicable Noble Party’s jurisdiction of organization and the certificate of incorporation, articles of association, bylaws, memorandum of association or other organizational documents, as the case may be, of the applicable Noble Party, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;
     (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Underwriting Agreement”);
     (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
     (g) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (i) the provisions of the applicable Underwriting Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
     (h) in the case of Debt Securities of any series issuable under the Indenture:

Noble Corporation	3	May 19, 2006
—	an indenture substantially in the form of the Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

—	in accordance with the terms of the Indenture, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

—	if such Debt Securities are to be issued with a Guarantee, all necessary corporate action to approve and establish such Guarantee will have been taken by Noble Drilling and the supplemental indenture or other instrument establishing such Guarantee will have been duly executed and delivered by the Noble Parties and any other person who is a party to such supplemental indenture or instrument, and such Guarantee will not contain any provision that is unenforceable;

—	the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

—	forms of Debt Securities, including, if applicable, the related Guarantee, complying with the terms of the Indenture and evidencing such Debt Securities, and, if applicable, the related Guarantee, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;
          Based upon and subject to the foregoing, we are of the opinion that the Guarantee, when issued, will constitute a legal, valid and binding obligation of Noble Drilling, enforceable against Noble Drilling in accordance with its terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
          The opinion set forth above is limited in all respects to matters of the law of the State of New York and applicable United States federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.